Exhibit 10.9

THIS FOURTH AMENDMENT AGREEMENT is made on August 14, 2026 (“Fourth Amendment Effective Date”).
BETWEEN:
(1)SV Management Switzerland AG, a company organised under the laws of Switzerland (“SV”); and
(2)US SIIE, LLC, a Delaware limited liability company, whose registered office is at [***] (“Buyer”),
(each a “Party” and together the “Parties”).
RECITALS
(A)The Parties entered into that certain Offtake Agreement dated as of 20 April 2026, as amended by (i) Amendment Agreement made on May 20, 2026, (ii) Second Amendment Agreement made on June 10, 2026, and (iii) Amendment, Consent and Waiver dated June 29, 2026 (as amended, the “Offtake Agreement”).
(B)Pursuant to Clause 2.4 of the Offtake Agreement, (i) if the Buyer Condition is not satisfied or waived by the applicable Party in accordance with Clause 2.3 of the Offtake Agreement by August 14, 2026, SV may terminate the Offtake Agreement immediately upon notice to Buyer and (ii) if the Seller Conditions are not satisfied or waived by the applicable Party in accordance with Clause 2.3 of the Offtake Agreement by August 14, 2026, Buyer may terminate the Offtake Agreement immediately upon notice to SV.
(C)The Parties desire to enter into this Fourth Amendment Agreement to extend the date referred to in recital (B) as set out in this Fourth Amendment Agreement.
THE PARTIES AGREE AS FOLLOWS:
1.DEFINITIONS
1.1Definitions
Terms defined in the Offtake Agreement have the same meaning when used in this Fourth Amendment Agreement (including the recitals) unless otherwise expressly defined herein.

2.AMENDMENT
With effect from the Fourth Amendment Effective Date, the Offtake Agreement shall be amended as follows:
2.1 Clause 2.4 of the Offtake Agreement is hereby deleted and replaced with the following:
“If the Buyer Condition is not satisfied or waived by the applicable Party in accordance with Clause 2.3 by August 21, 2026, Seller may terminate this Agreement immediately upon notice to Buyer. If the Seller Conditions are not satisfied or waived by the applicable Party in accordance with Clause 2.3 by August 21, 2026, Buyer may terminate this Agreement immediately upon notice to Seller. Any such termination by Seller or Buyer shall be without liability to the other Party.”
2.2Save as amended by this Fourth Amendment Agreement, the provisions of the Offtake Agreement shall continue in full force and effect.
3.TRANSACTION EXPENSES
3.1Each Party shall bear the costs and expenses it incurred in connection with the negotiation, preparation and execution of this Fourth Amendment Agreement.
4.MISCELLANEOUS
4.1Incorporation of terms
4.2The provisions of Clauses 32 (Governing Law and Dispute Resolution), 33 (Notices), 34.1 (Entire Agreement), 34.2 (Execution), 34.3 (No Joint Venture, Partnership), 34.6 (Severance), 34.9 (Exclusive Remedies) and 34.10 (No Third Party Beneficiaries) of the Offtake Agreement shall be incorporated into this Fourth Amendment Agreement as if set out in full in this Fourth Amendment Agreement and as if references in those clauses to the Offtake Agreement are references to this Fourth Amendment Agreement.

IN WITNESS WHEREOF, this Fourth Amendment Agreement has been duly executed and delivered by a duly authorised representative of each Party as of the Fourth Amendment Effective Date.

SV MANAGEMENT SWITZERLAND AG	) ) )
/s/ Thras Moraitis
Signature
Name: Thras Moraitis
Title: Director

US SIIE, LLC	) )
	)	/s/ [***]
Signature
Name: [***]
Title: Authorized Signatory

Signature Page to the Fourth Amendment Agreement